SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

       -----------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                                 April 28, 1999

       -----------------------------------------------------------------


                           GENERAL MOTORS CORPORATION
                           --------------------------
                           (Exact Name of Registrant)



        Delaware                     1-143                       38-0572515
(State of Incorporation)      (Commission File No.)            (IRS Employer
                                                          Identification Number)


              100 Renaissance Center, Detroit, Michigan 48265-1000
             3044 West Grand Boulevard, Detroit, Michigan 48202-3091
                    (Address of Principal Executive Offices)


                                 (313) 556-5000
                         (Registrant's telephone number)




NY2:\457779\03\9t8303!.DOC\53356.0068

Item 2.           Acquisition of Assets

                  On April 28, 1999, Hughes Electronics Corporation ("Hughes" or the "Company"), a Delaware corporation and a wholly-owned subsidiary of General Motors Corporation ("General Motors") acquired the medium-power direct broadcast satellite business of PRIMESTAR, Inc., a Delaware corporation ("Primestar"), pursuant to the terms of an Asset Purchase Agreement dated as of January 22, 1999 by and among the Company, Primestar, PRIMESTAR Partners L.P., PRIMESTAR MDU, Inc. and the stockholders (or the parent entities of those stockholders) of Primestar signatory thereto (the "Agreement"). The Company intends to operate the PRIMESTAR medium-power business for approximately 24 months, during which time it will transition PRIMESTAR subscribers to the Company's DIRECTV service. During this transition period, PRIMESTAR's former distribution and service network will continue to provide service to PRIMESTAR subscribers.

                  Pursuant to the terms and conditions of the Agreement, as consideration for the medium-power assets, the Company paid to Primestar $1.1 billion in cash and 4,871,448 shares of General Motors Class H Common Stock. The purchase price was determined through arm's-length negotiations between the parties.

                  The Company funded the cash portion of the purchase price through its commercial paper program and a short-term bridge loan made pursuant to the Bridge Funding Agreement among the Company, Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital Corporation.

                  See Item 7 for pro forma effect of the aforementioned transaction on General Motors' consolidated financial statements.

Item 5.           Other Events

                  On May 5, 1999, General Motors filed a Registration Statement on Form S-3 (the "S-3 Registration Statement") to register the issuance of additional shares of its Class H Common Stock. Presently, General Motors has an effective Registration Statement on Form S-4 containing the prospectus (the "Prospectus") for the General Motors Class H Common Stock to be issued in connection with the proposed merger of U.S. Satellite Broadcasting Company, Inc. ("USSB") with and into the Company. The S-3 Registration Statement contains additional and/or updated information that may be of interest to USSB shareholders in reviewing the Prospectus.

                  See Item 7 for pro forma effect of the aforementioned transaction on General Motors' consolidated financial statements.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  The audited Consolidated Financial Statements of Primestar are incorporated herein by reference to the financial statements of Primestar included in Primestar's Annual Report on Form 10-K filed on April 15, 1999.

         (b)      Unaudited Pro Forma Combined General Motors Financial
                  Statements.

        UNAUDITED PRO FORMA COMBINED GENERAL MOTORS FINANCIAL INFORMATION

         The following unaudited pro forma combined financial statements have been prepared from the historical consolidated financial statements of General Motors, USSB, PRIMESTAR and TCI Satellite Entertainment, the parent company of Tempo Satellite, to give effect to:

         -    the merger of Hughes and USSB;

         - Hughes' acquisition of PRIMESTAR's direct broadcast satellite medium-power business and related high-power satellite assets of Tempo Satellite; and

         - the S-3 Registration Statement offering of approximately 9 million shares of Class H common stock and the use of proceeds therefrom.

         The unaudited pro forma combined statement of income (loss) from continuing operations reflects adjustments as if these transactions had each taken place on January 1, 1998. The unaudited pro forma combined balance sheet reflects adjustments as if these transactions had each occurred on December 31, 1998. The pro forma adjustments described in the accompanying notes are based on preliminary estimates and various assumptions that General Motors management believes are reasonable in these circumstances.

         The unaudited pro forma combined statement of income (loss) from continuing operations does not give effect to any cost savings that may be realized from the PRIMESTAR/Tempo Satellite acquisition and the merger with USSB, which savings relate primarily to the reduction of duplicative selling, general and administrative expenses.

         The unaudited pro forma combined financial statements should be read in conjunction with the General Motors consolidated financial statements, including the notes thereto, located in the Current Report on Form 8-K dated April 12, 1999 and filed on April 15, 1999 and the USSB, PRIMESTAR and TCI Satellite Entertainment financial statements, including the notes thereto, which were incorporated by reference into the S-3 Registration Statement included at
Exhibit 99.1, each as of and for the period ended December 31, 1998.

                           GENERAL MOTORS CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                             AS OF DECEMBER 31, 1998
                                  (IN MILLIONS)

                                                                                     U.S. SATELLITE
                                                                                      BROADCASTING
                                                         HISTORICAL     HISTORICAL       MERGER                    HISTORICAL
                                                          GENERAL     U.S. SATELLITE   PRO FORMA     PRO FORMA     PRIMESTAR
                                                           MOTORS      BROADCASTING    ADJUSTMENTS    COMBINED      /TEMPO
                                                           ------      ------------    -----------    --------      ------
ASSETS
AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Cash and cash equivalents                                 $9,728             $66          $(646) (a)    $9,148

Marketable securities                                        402                                           402
                                                         -------           -----        -------        -------       ------
   Total cash and marketable securities                   10,130              66           (646)         9,550            -
Accounts and notes receivable (less allowances)            4,750              48            (19) (b)     4,779         $140
Inventories (less allowances)                             10,437                                        10,437
Net assets of discontinued operations                         77                                            77
Equipment on operating leases
   (less accumulated depreciation)                         4,954                                         4,954
Deferred income taxes and other current assets            10,051               9                        10,060            4
                                                          ------            ----         ------         ------        -----
   Total current assets                                   40,399             123           (665)        39,857          144
Equity in net assets of nonconsolidated associates           950                                           950
Property - net                                            32,222              59                        32,281        1,611
Intangible assets - net                                    9,994                                         9,994          317
Deferred income taxes                                     14,967                                        14,967
Other assets                                              16,062               8            (42) (b)    16,028           34
Excess of purchase price over book value of
   net liabilities acquired                                                               1,670 (a)      1,670
                                                     -----------           -----          -----      ---------     --------
   Total Automotive, Electronics and
     Other Operations assets                             114,594             190            963        115,747        2,106

FINANCING AND INSURANCE OPERATIONS
Cash and cash equivalents                                    146                                           146
Investments in securities                                  8,748                                         8,748
Finance receivables - net                                 70,436                                        70,436
Investment in leases and other receivables                32,798                                        32,798
Other assets                                              18,807                                        18,807
Net receivable from Automotive, Electronics and
   Other Operations                                          816                                           816
                                                         -------          ------         ------     ----------    ---------
   Total Financing and Insurance Operations assets       131,751               -              -        131,751            -
                                                         -------          ------         ------        -------    ---------

TOTAL ASSETS                                            $246,345            $190           $963       $247,498       $2,106
                                                         =======             ===            ===        =======        =====

Table Continued........

                                                         PRIMESTAR
                                                          /TEMPO
                                                        ACQUISITION                  OFFERING
                                                         PRO FORMA      PRO FORMA    PRO FORMA     PRO FORMA
                                                        ADJUSTMENTS     COMBINED    ADJUSTMENTS     COMBINED
                                                        -----------     --------    -----------     --------
ASSETS
AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Cash and cash equivalents                                   $887 (i)      $8,556         $(887) (s) $8,154
                                                          (1,479) (i,j)                    485 (t)
Marketable securities                                                        402                       402
                                                        --------         -------        ------      ------
   Total cash and marketable securities                     (592)          8,958          (402)      8,556
Accounts and notes receivable (less allowances)                            4,919                     4,919
Inventories (less allowances)                                             10,437                    10,437
Net assets of discontinued operations                                         77                        77
Equipment on operating leases
   (less accumulated depreciation)                                         4,954                     4,954
Deferred income taxes and other current assets                            10,064                    10,064
                                                          ------          ------       -------      ------
   Total current assets                                     (592)         39,409          (402)     39,007
Equity in net assets of nonconsolidated associates                           950                       950
Property - net                                               (15) (j)     33,877                    33,877
Intangible assets - net                                                   10,311                    10,311
Deferred income taxes                                                     14,967                    14,967
Other assets                                                 (28) (j)     16,034                    16,034
Excess of purchase price over book value of
   net liabilities acquired                                  122 (j)       1,792                     1,792
                                                             ---       ---------      --------   ---------
   Total Automotive, Electronics and
     Other Operations assets                                (513)        117,340          (402)    116,938

FINANCING AND INSURANCE OPERATIONS
Cash and cash equivalents                                                    146                       146
Investments in securities                                                  8,748                     8,748
Finance receivables - net                                                 70,436                    70,436
Investment in leases and other receivables                                32,798                    32,798
Other assets                                                              18,807                    18,807
Net receivable from Automotive, Electronics and
   Other Operations                                                          816                       816
                                                        --------      ----------      -------   ----------
   Total Financing and Insurance Operations assets             -         131,751          -        131,751
                                                         -------         -------      -------      -------

TOTAL ASSETS                                               $(513)       $249,091        $(402)    $248,689
                                                             ===         =======          ===      =======

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                           GENERAL MOTORS CORPORATION
             UNAUDITED PRO FORMA COMBINED BALANCE SHEETS (CONCLUDED)
                             AS OF DECEMBER 31, 1998
                                  (IN MILLIONS)

                                                                                      U.S. SATELLITE
                                                                                      BROADCASTING
                                                       HISTORICAL      HISTORICAL        MERGER                    HISTORICAL
                                                         GENERAL      U.S. SATELLITE    PRO FORMA     PRO FORMA    PRIMESTAR
                                                          MOTORS      BROADCASTING     ADJUSTMENTS    COMBINED      /TEMPO
                                                          ------      ------------     -----------    --------      ------
LIABILITIES AND STOCKHOLDERS' EQUITY
AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Accounts payable (principally trade)                     $13,542             $66                       $13,608         $196
Loans payable                                              1,204                                         1,204          575

Accrued expenses                                          30,548              91            (19) (b)    30,620          252
Net payable to Financing and Insurance Operations            816                                           816
                                                        --------           -----           ----       --------     --------
   Total current liabilities                              46,110             157            (19)        46,248        1,023
Long-term debt                                             7,118                                         7,118        1,258
Postretirement benefits other than pensions               33,503                                        33,503
Pensions                                                   4,410                                         4,410
Other liabilities and deferred income taxes               17,807              87            (42) (b)    17,852          116
                                                        --------             ---             --         ------       ------
   Total Automotive, Electronics and Other
      Operations liabilities                             108,948             244            (61)       109,131        2,397
FINANCING AND INSURANCE OPERATIONS
Accounts payable                                           4,148                                         4,148
Debt                                                     107,753                                       107,753
Deferred income taxes and other liabilities                9,661                                         9,661

   Total Financing and Insurance Operations liabilities  121,562               -              -        121,562            -
Minority interests                                           563                                           563
General Motors - obligated mandatorily redeemable
    preferred securities of subsidiary
   trusts holding solely junior subordinated
   debentures of General Motors
     Series D                                                 79                                            79
     Series G                                                141                                           141
STOCKHOLDERS' EQUITY
Preference stocks                                              1                                             1
$1-2/3 par value common stock                              1,092                                         1,092
Class H common stock                                          11                              2 (a)         13
Capital surplus (principally additional paid-in capital)  12,661             (54)         1,022 (a)     13,629         (291)
Retained earnings                                          6,984                                         6,984
                                                         -------           -----      ---------        -------      -------
     Subtotal                                             20,749             (54)         1,024         21,719         (291)
Accumulated foreign currency translation adjustments      (1,089)                                       (1,089)
Net unrealized gains on securities                           481                                           481
Minimum pension liability adjustment                      (5,089)                                       (5,089)
                                                           -----                                         -----
     Accumulated other comprehensive loss                 (5,697)                                       (5,697)
                                                           -----                                         -----
       Total stockholders' equity                         15,052             (54)         1,024         16,022         (291)
                                                        --------             ---          -----         ------       ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $246,345            $190           $963       $247,498       $2,106
                                                         =======             ===            ===        =======        =====

Table Continued....

                                                           PRIMESTAR
                                                            /TEMPO
                                                          ACQUISITION                  OFFERING
                                                           PRO FORMA     PRO FORMA     PRO FORMA   PRO FORMA
                                                          ADJUSTMENTS     COMBINED    ADJUSTMENTS   COMBINED
                                                          -----------     --------    -----------   --------
LIABILITIES AND STOCKHOLDERS' EQUITY
AUTOMOTIVE, ELECTRONICS AND OTHER OPERATIONS
Accounts payable (principally trade)                                       $13,804                   $13,804
Loans payable                                                 (575) (j)      2,091         (887) (s)   1,204
                                                               887 (i)
Accrued expenses                                               (50) (j)     30,822                    30,822
Net payable to Financing and Insurance Operations                              816                       816
                                                            ------        --------      -------     --------
   Total current liabilities                                   262          47,533         (887)      46,646
Long-term debt                                              (1,258) (j)      7,118                     7,118
Postretirement benefits other than pensions                                 33,503                    33,503
Pensions                                                                     4,410                     4,410
Other liabilities and deferred income taxes                    (41) (j)     17,927                    17,927
                                                            ------        --------     --------     --------
   Total Automotive, Electronics and Other
      Operations liabilities                                (1,037)        110,491         (887)     109,604
FINANCING AND INSURANCE OPERATIONS
Accounts payable                                                             4,148                     4,148
Debt                                                                       107,753                   107,753
Deferred income taxes and other liabilities                                  9,661                     9,661
                                                                                                     -------
   Total Financing and Insurance Operations liabilities          -         121,562                   121,562
Minority interests                                                             563                       563
General Motors - obligated mandatorily redeemable
    preferred securities of subsidiary
   trusts holding solely junior subordinated
   debentures of General Motors
     Series D                                                                   79                        79
     Series G                                                                  141                       141
STOCKHOLDERS' EQUITY
Preference stocks                                                                1                         1
$1-2/3 par value common stock                                                1,092                     1,092
Class H common stock                                                            13            1 (t)       14
Capital surplus (principally additional paid-in capital)       524 (i, j)   13,862          484 (t)   14,346
Retained earnings                                                            6,984                     6,984
                                                            ------         -------       ------      -------
     Subtotal                                                  524          21,952          485       22,437
Accumulated foreign currency translation adjustments                        (1,089)                   (1,089)
Net unrealized gains on securities                                             481                       481
Minimum pension liability adjustment                                        (5,089)                   (5,089)
                                                                             -----                     -----
     Accumulated other comprehensive loss                                   (5,697)                   (5,697)
                                                                             -----       ------        -----
       Total stockholders' equity                              524          16,255          485       16,740
                                                               ---         -------          ---     --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $(513)       $249,091        $(402)    $248,689
                                                               ===         =======          ===      =======

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                           GENERAL MOTORS CORPORATION
                          UNAUDITED PRO FORMA COMBINED
              STATEMENT OF INCOME (LOSS) FROM CONTINUING OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                      U.S. SATELLITE
                                                                                      BROADCASTING
                                                       HISTORICAL      HISTORICAL        MERGER                    HISTORICAL
                                                         GENERAL      U.S. SATELLITE    PRO FORMA     PRO FORMA    PRIMESTAR
                                                          MOTORS      BROADCASTING     ADJUSTMENTS    COMBINED      /TEMPO
                                                          ------      ------------     -----------    --------      ------
GENERAL MOTORS CORPORATION AND SUBSIDIARIES
Manufactured products sales and revenues                $134,276            $551            $(3) (b)  $134,824       $1,290
Financing revenues                                        13,585                                        13,585
Other income                                               7,584               4            (32) (f)     7,556
                                                       ---------           -----           ----       --------    ---------
   Total net sales and revenues                          155,445             555            (35)       155,965        1,290
                                                         -------             ---             --        -------        -----
Cost of sales and other operating expenses,
   exclusive of items listed below                       114,542             328             75 (c)    114,945          655
Selling, general and administrative expenses              15,867             267            (75) (c)    16,034          486
                                                                                             (3) (b)
                                                                                            (22) (d)
Depreciation and amortization expense                     11,147              17             42 (e)     11,206        1,493


Interest expense                                           6,629                                         6,629          146

Other expenses                                             2,316                                         2,316            8
                                                       ---------          ------           ----      ---------      -------
   Total costs and expenses                              150,501             612             17        151,130        2,788
                                                         -------             ---             --        -------        -----
Income from continuing operations before income taxes
   and minority interests                                  4,944             (57)           (52)         4,835       (1,498)
Income tax expense  (benefit)                              1,636                            (27) (g)     1,609         (148)

Minority interests                                           (20)                                          (20)
Losses of nonconsolidated associates                        (239)                                         (239)
                                                          ------         -------           ----         ------     --------
INCOME FROM CONTINUING OPERATIONS                         $3,049            $(57)          $(25)        $2,967      $(1,350)
(Loss) from discontinued operations                          (93)              -              -            (93)           -
                                                         -------           -----           ----        -------     --------
   NET INCOME                                             $2,956            $(57)          $(25)        $2,874      $(1,350)
                                                           -----              --             --          -----        ------
Dividends on preference stocks                                63               -              -             63            -
                                                         -------            ----            ---         ------     --------
   EARNINGS ON COMMON STOCKS                              $2,893            $(57)          $(25)        $2,811      $(1,350)
                                                           =====              ==             ==          =====        =====

Table Continued....

                                                          PRIMESTAR
                                                           /TEMPO
                                                         ACQUISITION                  OFFERING
                                                          PRO FORMA     PRO FORMA     PRO FORMA   PRO FORMA
                                                         ADJUSTMENTS     COMBINED    ADJUSTMENTS   COMBINED
                                                         -----------     --------    -----------   --------
GENERAL MOTORS CORPORATION AND SUBSIDIARIES
Manufactured products sales and revenues                                 $136,114                  $136,114
Financing revenues                                                         13,585                    13,585
Other income                                                                7,556                     7,556
                                                         --------        --------     --------    ---------
   Total net sales and revenues                                           157,255                   157,255
                                                         --------         -------     --------      -------
Cost of sales and other operating expenses,
   exclusive of items listed below                             85 (k)     115,685                   115,685
Selling, general and administrative expenses                  (85) (k)     16,435                    16,435


Depreciation and amortization expense                        (950) (l)     11,775                    11,775
                                                                6 (m)
                                                               20 (n)
Interest expense                                               47 (o)       6,676          (47) (u)   6,629
                                                             (146) (p)
Other expenses                                                              2,324                     2,324
                                                           ------       ---------        -----     --------
   Total costs and expenses                                (1,023)        152,895          (47)     152,848
                                                            -----         -------           --      -------
Income from continuing operations before income taxes
   and minority interests                                   1,023           4,360           47        4,407
Income tax expense  (benefit)                                 148 (q)       1,419           19 (v)    1,438
                                                             (190) (r)
Minority interests                                                            (20)                      (20)
Losses of nonconsolidated associates                                         (239)                     (239)
                                                         --------         -------        -----       ------
INCOME FROM CONTINUING OPERATIONS                          $1,065          $2,682          $28       $2,710
(Loss) from discontinued operations                             -             (93)                      (93)
                                                         --------          ------         ----      -------
   NET INCOME                                              $1,065          $2,589          $28       $2,617
                                                            -----           -----           --        -----
Dividends on preference stocks                                  -              63                        63
                                                         --------          ------        -----     --------
   EARNINGS ON COMMON STOCKS                               $1,065          $2,526          $28       $2,554
                                                            =====           =====           ==        =====

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                           GENERAL MOTORS CORPORATION
                          UNAUDITED PRO FORMA COMBINED
        STATEMENT OF INCOME (LOSS) FROM CONTINUING OPERATIONS (CONCLUDED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                      U.S. SATELLITE
                                                                                      BROADCASTING
                                                       HISTORICAL      HISTORICAL        MERGER                    HISTORICAL
                                                         GENERAL      U.S. SATELLITE    PRO FORMA     PRO FORMA    PRIMESTAR
                                                          MOTORS      BROADCASTING     ADJUSTMENTS    COMBINED      /TEMPO
                                                          ------      ------------     -----------    --------      ------
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKS
$1-2/3 par value common stock
   Continuing operations                                    $4.40                                         $4.30
   Discontinued operations                                  (0.14)                                        (0.14)
                                                             ----                                          ----
   Earnings per share attributable to $1-2/3 par value      $4.26                                         $4.16
                                                             ====                                          ====
Earnings per share attributable to Class H                  $0.68                                         $0.46
                                                             ====                                          ====

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKS
$1-2/3 par value common stock
   Continuing operations                                    $4.32                                         $4.22
   Discontinued operations                                  (0.14)                                        (0.14)
                                                             ----                                          ----
   Earnings per share attributable to $1-2/3 par value      $4.18                                         $4.08
                                                             ====                                          ====
Earnings per share attributable to Class H                  $0.68                                         $0.46
                                                             ====                                          ====



Average number of shares of common stock
   outstanding - basic (in millions)
   - $1-2/3 par value                                        663                                           663
   - Class H                                                 105                                           124 (h)

Average number of shares of common stock
   outstanding - diluted (in millions)
   - $1-2/3 par value                                        674                                           674
   - Class H                                                 109                                           128 (h)

Class H dividend base (in millions)                          400                                           419 (h)


Table Continued....

                                                           PRIMESTAR
                                                            /TEMPO
                                                          ACQUISITION                  OFFERING
                                                           PRO FORMA     PRO FORMA     PRO FORMA   PRO FORMA
                                                          ADJUSTMENTS     COMBINED    ADJUSTMENTS   COMBINED
                                                          -----------     --------    -----------   --------
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKS
$1-2/3 par value common stock
   Continuing operations                                                      $4.00                     $4.03
   Discontinued operations                                                    (0.14)                    (0.14)
                                                                               ----                      ----
   Earnings per share attributable to $1-2/3 par value                        $3.86                     $3.89
                                                                               ====                      ====
Earnings per share attributable to Class H                                   $(0.22)                   $(0.15)
                                                                               ====                      ====

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKS
$1-2/3 par value common stock
   Continuing operations                                                      $3.93                     $3.96
   Discontinued operations                                                    (0.14)                    (0.14)
                                                                               ----                      ----
   Earnings per share attributable to $1-2/3 par value                        $3.79                     $3.82
                                                                               ====                      ====
Earnings per share attributable to Class H                                   $(0.22)                   $(0.15)
                                                                               ====                      ====



Average number of shares of common stock
   outstanding - basic (in millions)
   - $1-2/3 par value                                                           663                    663
   - Class H                                                                    129 (i)                138 (t)

Average number of shares of common stock
   outstanding - diluted (in millions)
   - $1-2/3 par value                                                           674                    674
   - Class H                                                                    129 (1)                138 (1)

Class H dividend base (in millions)                                             424 (i)                442 (t)


(1)      Excludes stock options because effect would be anti-dilutive.

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

Basis of Presentation

       The accompanying unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of General Motors, USSB, PRIMESTAR and TCI Satellite Entertainment. The unaudited pro forma combined financial statements give effect to:

       -   the merger of Hughes and USSB;

       - Hughes' acquisition of PRIMESTAR's direct broadcast satellite medium-power business and related high-power satellite assets of Tempo Satellite, Inc., a wholly owned subsidiary of TCI Satellite Entertainment; and

       - the S-3 Registration Statement offering of approximately 9 million shares of Class H common stock and the use of proceeds therefrom.

       The unaudited pro forma combined statement of income (loss) from continuing operations presents the historical results of operations of General Motors, USSB, PRIMESTAR and TCI Satellite Entertainment for the year ended December 31, 1998, as if the above- mentioned transactions had each occurred on January 1, 1998. The unaudited pro forma combined balance sheet presents the historical balance sheets of General Motors, USSB, PRIMESTAR and TCI Satellite Entertainment as of December 31, 1998, as if the above- mentioned transactions had each been consummated as of December 31, 1998. The pro forma adjustments reflected in the accompanying unaudited pro forma combined financial statements were prepared using the purchase method of accounting.

       The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of General Motors had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statement of income
(loss) from continuing operations does not give effect to any cost savings that may be realized from the PRIMESTAR/Tempo Satellite acquisition and the merger with USSB, which savings relate primarily to the reduction of duplicative selling, general and administrative expenses.

       The unaudited pro forma combined financial statements should be read in conjunction with the General Motors consolidated financial statements, including the notes thereto, located in the Current Report on Form 8-K dated April 12, 1999 and filed on April 15, 1999, and the USSB, PRIMESTAR and TCI Satellite Entertainment audited financial statements, including the notes thereto, which were incorporated by reference into the S-3 Registration Statement, each as of and for the period ended December 31, 1998.

       Various reclassifications have been made to the historical financial statements of USSB, PRIMESTAR and TCI Satellite Entertainment to conform to the unaudited pro forma combined financial statement presentation. As more fully described in Note 3 to PRIMESTAR's 1998 consolidated financial statements, the historical operating results of PRIMESTAR reflect the operations of its predecessor, TCI Satellite Entertainment, prior to the restructuring transaction on April 5, 1998.

                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

USSB MERGER PRO FORMA ADJUSTMENTS

         The following adjustments, which are set forth in millions, except per share amounts, give pro forma effect to the USSB merger:

a. To record the exchange consideration at closing. The total purchase price will be based on the average price of Class H common stock for the 20 consecutive trading days ending on and including the second trading day before the USSB merger. For purposes of the pro forma calculation, the share price is assumed to be $53.05. Accordingly, based on this price, USSB shareholders would receive $18.00 for each share of USSB stock owned.

         For purposes of the accompanying pro forma combined financial statements, the excess purchase price over book value of net liabilities acquired has been estimated as follows:

         Outstanding shares of USSB stock                             89.8
         Consideration per share                                    $18.00
                                                                    ------
              Subtotal--purchase price                               1,616
              USSB net liabilities                                      54
                                                                    ------

         Preliminary excess of purchase price over book value
              of net liabilities acquired                           $1,670
                                                                    ======

         Holders of USSB stock may elect to receive consideration in the form of Class H common stock or the cash equivalent. However, not more than 50% of the total consideration will be payable in cash, and not more than 70% of the total consideration will be in the form of Class H common stock. For purposes of the accompanying pro forma combined financial statements, it is assumed that 60% of the total consideration will be paid in Class H common stock ($970) and 40% in cash ($646).

b.       To eliminate intercompany transactions between GM and USSB.

c. To reclassify certain amounts in the historical financial statements of USSB to conform to the GM presentation.

d. To eliminate a non-recurring loss recorded by USSB during 1998 and to provide for the termination of various contracts as specified in the USSB merger agreement.

e. GM has not as yet completed an analysis of the relative fair market value of USSB's net liabilities in order to determine a preliminary allocation of the purchase price to the net liabilities acquired. Accordingly, the excess of the purchase price over the carrying value of USSB's net liabilities has been presented as a single caption in the accompanying pro forma combined balance sheet (see pro forma adjustment at (a) above). GM believes the vast majority of the excess will be allocated to USSB's FCC licenses and enterprise value goodwill. Both of these intangible assets are considered to have indefinite lives and will be amortized over 40 years.

f. To reduce interest income on cash required for the USSB merger assuming GM's historical interest rate of 5.0% on pro forma adjustment (a) above.

g. Income taxes associated with the pro forma adjustments discussed above have been calculated at an assumed combined federal and state rate of 40%, excluding amortization associated with the excess purchase price over book value of net liabilities acquired, which is not deductible for tax purposes.

         The unaudited pro forma combined statement of income (loss) from continuing operations has also been adjusted to recognize a tax benefit, at an assumed combined federal and state rate of 40%, for USSB's historical losses from continuing operations for the year ended December 31, 1998. This adjustment recognizes that, if the USSB merger had taken place on January 1, 1998, the tax benefit of USSB's losses would have been realized in the consolidated federal tax return of GM.

h. In connection with the USSB merger, GM will contribute to the capital of Hughes an amount of cash at least sufficient to enable Hughes to purchase from GM, for fair value as determined by the GM board, the number of shares of Class H common stock to be delivered to USSB shareholders in the merger. In connection therewith, the GM board will increase the Class H dividend base by the number of shares issued, which for purposes of this pro forma presentation is assumed to be 18.3 million based on the assumptions described in note (a) above, including that the Class H common stock price is $53.05.

PRIMESTAR/TEMPO SATELLITE ACQUISITION PRO FORMA ADJUSTMENTS

         The following adjustments, which are set forth in millions, except per share amounts, give pro forma effect to the PRIMESTAR/Tempo Satellite acquisition:

i. To record incremental debt incurred by Hughes to finance the PRIMESTAR/Tempo Satellite acquisition. For purposes of the accompanying pro forma combined financial statements, it is assumed that $592 of the cash consideration was funded through available Hughes cash and $887 was financed through Hughes' commercial paper program and a short-term bridge loan. The remaining consideration was settled through the issuance of 4.9 million shares of Class H common stock. Hughes acquired these shares from GM for a cash payment, which was funded by Hughes with a capital contribution from GM. In connection therewith, the GM board increased the Class H dividend base by 4.9 million.

j. To record the exchange consideration at closing. The total purchase price of $1,833 will be adjusted upon consummation of the PRIMESTAR/Tempo Satellite acquisition based upon the net working capital of PRIMESTAR (as defined in the PRIMESTAR asset purchase agreement) at closing. For purposes of this pro forma calculation, the December 31, 1998 net working capital of PRIMESTAR, a liability of $121, was used to calculate the exchange consideration of the PRIMESTAR/Tempo Satellite acquisition ($1,712).

         For purposes of the accompanying pro forma combined financial statements, the excess purchase price over book value of net assets acquired has been estimated as follows:

              Exchange consideration of PRIMESTAR/Tempo Satellite
              Acquisition                                             $1,712
              Less book value of PRIMESTAR
                  Historical book value of PRIMESTAR                  $ (291)
                  Less: excluded assets                                  (43)
                  Plus: excluded liabilities                           1,924
                                                                      ------
                  Subtotal                                             1,590
                                                                      ------
              Preliminary excess purchase cost over book value of
              net assets acquired (see note m, below)                 $  122

         As defined in the PRIMESTAR asset purchase agreement, excluded assets include high-power direct broadcast satellite inventory and deferred loan costs. Excluded liabilities include debt and related interest payable, restructuring accruals and employee-related liabilities.

k. To reclassify certain amounts in the historical financial statements of PRIMESTAR to conform to the GM presentation.

l. To eliminate a non-recurring impairment loss and related income tax benefit recorded by PRIMESTAR during 1998 to reduce the carrying amount of certain assets to their net realizable values based upon the assumed purchase price of the PRIMESTAR/Tempo Satellite acquisition.

m. GM has not as yet completed an analysis of the relative fair market value of the net assets acquired from PRIMESTAR and Tempo Satellite in order to determine a preliminary allocation of the purchase price. Accordingly, the excess of the purchase price over the carrying value of the net assets acquired from PRIMESTAR and Tempo Satellite has been presented as a single caption in the accompanying pro forma combined balance sheet. For purposes of the accompanying combined statement of income (loss) from continuing operations, such excess is being amortized using an estimated weighted-average composite life of 20 years.

n. To record depreciation on the in-orbit satellite acquired by Hughes in connection with the PRIMESTAR/Tempo Satellite acquisition over the estimated remaining useful life of 12 years.

o. To reflect interest expense associated with the incremental debt incurred by Hughes to finance the PRIMESTAR/Tempo Satellite acquisition. For purposes of pro forma calculation, GM's historical interest rate of LIBOR + 0.25% (5.3% in total) was used to compute interest on the incremental debt discussed in pro forma adjustment (i) above.

p. To reduce interest expense associated with PRIMESTAR debt not assumed by Hughes.

q. To eliminate PRIMESTAR's historical income tax benefit recorded in connection with PRIMESTAR's restructuring consummated during 1998.

r. Income taxes associated with the pro forma adjustments discussed above have been calculated at an assumed combined federal and state rate of 40%. Since the PRIMESTAR/Tempo Satellite acquisition is a taxable transaction, amortization of any goodwill generated is expected to be deductible over 15 years for income tax purposes.

         The unaudited pro forma combined statement of income (loss) from continuing operations has also been adjusted to recognize a tax benefit, at an assumed combined federal and state rate of 40%, for PRIMESTAR's historical losses from continuing operations for the year ended December 31, 1998. This adjustment recognizes that, if the PRIMESTAR/Tempo Satellite acquisition had taken place on January 1, 1998, the tax benefit of PRIMESTAR's and Tempo Satellite's losses would have been realized in the consolidated federal tax return of GM.

OFFERING ADJUSTMENTS

s. To reflect the pay down of short-term debt with proceeds from the offering and cash.

t. The estimated net proceeds from the offering will be approximately $485 million, assuming no exercise of the underwriters' over-allotment option. The average number of shares of Class H common stock outstanding and the Class H dividend base will be increased by the number of shares sold in the offering, which, based on an assumed share price of $55.50, would be 9.0 million.

         The Class H dividend base will be further increased to reflect the contribution of an additional $500 million by GM. The actual increase to the Class H dividend base as a result of this contribution will be determined based on the price per share of Class H common stock in the offering. For purposes of this pro forma adjustment, the share price is assumed to be $55.50. Accordingly, the contribution by GM will increase the Class H dividend base by an additional 9.0 million.

u. To reduce interest expense for the result of the pay down of short-term debt assuming GM's historical interest rate of 5.3%. See pro forma adjustment (s) above.

v. To reflect the income tax effects of a reduction in interest expense that resulted from the pay down of short-term debt at an assumed combined federal and state tax rate of 40%.

         (c)      Exhibits.

                  2.1 Asset Purchase Agreement by and among PRIMESTAR, Inc., PRIMESTAR Partners L.P., PRIMESTAR MDU, Inc., the stockholders of PRIMESTAR, Inc. (or the parent entities of those stockholders) listed therein and Hughes Electronics Corporation, dated as of January 22, 1999 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of General Motors Corporation filed on February 5, 1999).

                  10.1 Bridge Funding Agreement among Hughes Electronics Corporation, as Borrower, and Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital Corporation, as Lenders, dated as of April 19, 1999.

                  99.1 Registration Statement on Form S-3 filed on May 5, 1999.

                  99.2     Press Release dated April 28, 1999.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GENERAL MOTORS CORPORATION

Date:  May 13, 1999                         By: /s/ Peter R. Bible
                                                -------------------------------
                                                Name: Peter R. Bible
                                                Title: Chief Accounting Officer

                                 EXHIBIT INDEX


Exhibit                            Description
-------                            -----------

2.1 Asset Purchase Agreement by and among PRIMESTAR, Inc., PRIMESTAR Partners L.P., PRIMESTAR MDU, Inc., the stockholders of PRIMESTAR, Inc. (or the parent entities of those stockholders) listed therein and Hughes Electronics Corporation, dated as of January 22, 1999 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of General Motors Corporation filed on February 5, 1999).

10.1 Bridge Funding Agreement among Hughes Electronics Corporation, as Borrower, and Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital Corporation, as Lenders, dated as of April 19, 1999.

99.1     Registration Statement on Form S-3 filed on May 5, 1999.

99.2     Press Release dated April 28, 1999.